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                                                                EXHIBIT (10)-14



                                MEDPARTNERS, INC.

                  1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

The MedPartners, Inc. 1994 Non-Employee Director Stock Option Plan is the result of the assumption and adoption by MedPartners, Inc., a Delaware corporation, of the InPhyNet Medical Management Inc. 1994 Non-Employee Director Stock Option Plan, pursuant to the provisions of that certain Plan and Agreement of Merger, dated as of June 26, 1997, by and among MedPartners Inc. and InPhyNet Medical Management Inc.

1. Purpose. The MedPartners, Inc. 1994 Non-Employee Director Stock Option Plan (the "Plan") is intended to promote the interests of MedPartners, Inc. (the "Company") by providing an inducement to obtain and retain the services of qualified persons who are neither employees nor officers of the Company or any affiliate to serve as members of the Board of Directors of the Company (the "Board") and to provide for a portion of their annual compensation to be tied directly to shareholder return.

2. Rights to be Granted. Under the Plan, options are granted that give an optionee the right for a specified time period to purchase a specified number of shares of common stock, par value $.001, of the Company (the "Common Stock"). The option price is determined in each instance in accordance with the terms of the Plan. Options granted under the Plan are not intended to be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

3. Available Shares. The total number of shares of Common Stock for which options may be granted shall not exceed 236,000, subject to adjustment in accordance with Section 13 hereof. Shares subject to the Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under the Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor revert to the option pool and continue to be available for grant under the Plan.

4. Administration. The Plan shall be administered by the Compensation Committee of the Board or by any other Committee appointed by the Board (the "Committee"). The Committee shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

5. Option Agreement. Each option granted under the provisions of the Plan shall be evidenced by an Option Agreement, in such form as may be approved by the Board or Committee, which Agreement shall be duly executed and delivered on behalf of the Company and by the individual to whom such option is granted. The Agreement shall contain such terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Committee.


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6.       Eligibility and Limitations. Options may be granted pursuant to the
Plan only to members of the Board who are not employees of the Company or an affiliate at the time of grant ("Non-Employee Directors").

7. Option Price. The purchase price of the Common Stock under each option shall be the "Fair Market Value" of the Common Stock on the date of grant. Except as otherwise determined by the Committee, the "Fair Market Value" of a share of Common Stock as of any date shall be equal to the closing sale price of a share of Common Stock as reported on The National Association of Securities Dealers' New York Stock Exchange Composite Reporting Tape (or if the Common Stock is not traded on The New York Stock Exchange, the closing sale price on the exchange on which it is traded or as reported by an applicable automated quotation system) (the "Composite Tape"), on the applicable date or, if no sales of Common Stock are reported on such date, the closing sale price of a share of Common Stock on the date the Common Stock was last reported on the Composite Tape (or such other exchange or automated quotation system, if applicable).

8. Automatic Grant of Options. When any person first becomes a Non-Employee Director, such person shall be granted an option to purchase 10,000 shares of Common Stock during the first quarter of the calendar year following the date such person becomes a Non-Employee Director. Thereafter, for the remainder of the term of the Plan and provided he or she remains a director of the Company, during the first quarter of each successive calendar year, each Non-Employee Director shall be granted an option to purchase 2,500 shares of Common Stock of the Company.

9. Term of Plan and Options. The options granted hereunder shall expire on a date which is ten years after the date of grant of the options and the Plan shall terminate on May 7, 2004.

10. Exercise of Option. Options shall be exercised by the delivery to the Company at its principal office or at such other address as may be established by the Committee (Attention: Corporate Secretary) of proper notification of the number of shares of Common Stock with respect to which the option is being exercised accompanied by payment in full of the purchase price of such shares. Unless otherwise determined by the Committee at the time of grant, payment for such shares may be made (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price,
(iii) by delivery to the Company of Common Stock having a Fair Market Value equal to such purchase price, (iv) by irrevocable instruction to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay such purchase price and to sell the Common Stock to be issued upon exercise of the Option and deliver the cash proceeds less commissions and brokerage fees to the optionee or to deliver the remaining shares of the Common Stock to the optionee, or (v) by any combination of the methods of payment described in (i) through (iv) above. Except as provided in Section 12 hereof, no option may be exercised unless the holder thereof is then a director of the Company. An option holder shall have none of the rights of a stockholder with respect to the

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Common Stock subject to the option until such Common Stock shall be transferred to the holder upon the exercise of his option.

11.      Non-Transferability of Options.

(a) Legend on Certificates. The certificates representing shares of Common Stock acquired under the Plan shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

(b) Non-Transferability. Options granted pursuant to the Plan shall not be assignable or transferable other than by will or the laws of descent and distribution, and shall be exercisable during an optionee's lifetime only by him.

12.      Termination of Option Rights.

(a) If the optionee's association with the Company as director is terminated with cause during the term of any option granted pursuant to this Plan, such Option shall cease to be exercisable on the date of such termination.

(b) If the optionee's association with the Company as director is terminated without cause during the term of any option granted pursuant to this Plan, such option shall expire ninety days after the date of such termination.

(c) Notwithstanding the foregoing, if termination is due to the permanent disability or death of optionee, optionee's personal representative or any other person who acquires option first from optionee by will or the applicable laws of descent and distribution, may, within twelve months after the date of termination, but in no event later than the expiration date specified pursuant to Section 9, exercise such option rights to the extent they were exercisable on the date of termination.

13. Adjustments Upon Changes in Capitalization and Other Matters. Options and any agreements evidencing such options shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Common Stock or other consideration subject to such options or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Common Stock or in the capital structure of the Company, by reason of stock dividends, stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such option or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Non-Employee Directors, or which otherwise warrants equitable adjustment because it interferes with the intended

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operation of the Plan. In addition, in the event of any such adjustments or substitution, the aggregate number of shares of Common Stock available under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any adjustment under this Section 13 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Non-Employee Director notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

14.      Effect of Change in Control.

(a) In the event of a Change in Control (as defined below), notwithstanding any vesting schedule provided for hereunder or by the Committee with respect to an award of options, such options shall become immediately exercisable with respect to 100% of the shares subject to such option.

(b) "Change in Control" shall, unless the Board otherwise directs by resolution adopted prior thereto, be deemed to occur if (i) any "person" (as that term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of the voting Stock or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's stockholders of each new director was approved by a vote of at least one-half of the directors still in office who were directors at the beginning of the period. Any merger, consolidation or corporate reorganization in which the owners of the Company's capital stock entitled to vote in the election of directors ("Voting Stock") prior to said combination, own 50% or more of the resulting entity's Voting Stock shall not, by itself, be considered a Change in Control.

(c) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participant's rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

15.      Restrictions on Issuance of Shares. Notwithstanding the provisions of
Section 10 hereof, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until the following conditions shall be satisfied:

(a) The shares with respect to which the option has been exercised are at the time of the issue of such shares effectively registered under applicable federal and state securities acts as now in force or hereafter amended; or

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(b)      Counsel for the Company shall have given an opinion that such shares are exempt from registration under federal and state securities acts as now in force or hereafter amended;

and the Company has complied with all applicable laws and regulations, including without limitation all regulations required by any stock exchange upon which the Common Stock are then listed.

The Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of shares in respect of which any option may be exercised.

16. Representation of Optionee. The Company may require the optionee to deliver written warranties and representations upon exercise of the option that are necessary to show compliance with federal and state securities laws including to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

17. Withholding and Employment Taxes. At the time of exercise of an Option, the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. If and to the extent authorized and approved by the Committee in its sole discretion, an optionee may elect, by means of a form of election to be prescribed by the Committee, to have shares which are acquired upon exercise of an Option withheld by the Company or tender other shares of Common Stock or other securities of the Company owned by the optionee to the Company at the time the amount of such taxes is determined in order to pay the amount of such tax obligations, subject to the following limitations:

(a)      such election shall be irrevocable;

(b) such election shall be subject to the disapproval of the Committee at any time.

Any Common Stock or other securities so withheld or tendered will be valued by the Company as of the date they are withheld or tendered. Unless the Committee otherwise determines, the optionee shall pay to the Company in cash, promptly when the amount of such obligations become determinable, all applicable federal and state withholding taxes resulting from the lapse of restrictions imposed on exercise of an Option, from a transfer or other disposition of shares acquired upon exercise of an Option or otherwise related to the Option or the shares acquired upon exercise of the Option.

18. Termination and Amendment of Plan. The Committee may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable, provided, however, that (i) the Committee may not, without approval by the affirmative vote of the holders of a majority

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of the shares present in person or by proxy and entitled to vote at the meeting,
(a) increase the maximum number of shares for which options may be granted under the Plan or the number of shares for which an option may be granted to any Non-Employee Director hereunder; (b) change the provisions of the Plan regarding the termination of the options or the time when they may be exercised; (c) change the period during which any options may be granted or remain outstanding or the date on which the Plan shall terminate; (d) change the designation of the class of persons eligible to receive options; (e) change the price at which options are to be granted; or (f) materially increase benefits accruing to option holders under the Plan. Termination or any modification or amendment of the Plan shall not, without consent of a Non-Employee Director, affect his rights under an option previously granted to him.


                                      * * *

As adopted by the Committee
by unanimous written
consent as of June 27, 1997



























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